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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                                                                    Jurisdiction
                                                                    ------------
eVentures Holdings, LLC                                              Delaware
eVentures Latin America, Inc.                                        Delaware
AxisTel Communications, Inc.                                         Delaware
            Novo Networks Global Services, Inc.                      Delaware
            Novo Networks International Services, Inc.               Delaware
            Novo Networks Metro Services, Inc.                       Delaware
Novo Networks Operating Corp.                                        Delaware
e.Volve Technology Group, Inc.                                       Nevada
Internet Global Services, Inc                                        Texas
            Internet Streaming Video, Inc.                           Texas